UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2009

API NANOTRONICS CORP.

(Exact Name of registrant as specified in its charter)

Commission File Number: 000-29429

DE	98-0200798
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2300 Yonge Street, Suite 1710, Toronto, Ontario, Canada	M4P 1E4
(Address of principal executive offices)	(zip code)

(416) 593-6543

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01.	Entry into a Material Definite Agreement.

On June 23, 2009, API Nanotronics Corp. (the “Company”) issued $3,600,000 principal amount secured, convertible promissory notes (the “Notes”) to a group of investors. Interest accrues under the Notes at the annual rate of 12% and is payable as of the end of each calendar quarter. The Notes are secured by the personal property of the Company and its subsidiaries, which is evidenced by a Security Agreement. In the event the Company acquires the assets of Cryptek Technologies (see below), the Notes will also be secured by the assets of Cryptek, excluding real estate.

The Company used the proceeds of the Notes to purchase all of the rights, title and interest of Wachovia Bank, National Association (“Wachovia Bank”) and Wachovia Capital Finance Corporation (Canada) (collectively with Wachovia Bank, “Wachovia”) in and to certain loans and financing documents (the “Cryptek Loan”). The loans and financing documents include the loan to Cryptek Technologies Inc. (“Cryptek”) and security agreements covering substantially all of the assets of Cryptek.

The Notes are due on June 23, 2012. In addition, if API does not acquire the assets of Cryptek through a foreclosure or similar proceeding, then the Notes are due within thirty (30) days of the date that all amounts due under the Cryptek Loan are repaid in full or the Cryptek Loan is otherwise fully satisfied and retired. Also, if API does not acquire the assets of Cryptek through a foreclosure or similar proceeding and subsequently all amounts due under the Cryptek Loan are repaid in full or the Cryptek Loan is otherwise fully satisfied and retired, the holders of the Notes will receive a pro rata portion of one-third of the net gain realized by API.

The outstanding principal amount of the Notes and/or accrued and unpaid interest or any portion thereof are convertible at the holder’s option, at anytime after the date on which the Company purchases substantially all of the assets of Cryptek through the foreclosure of the Cryptek Loan into shares of common stock, $.001 par value, of the Company, at a price per share equal to the greater of (i) $.75 per share or (ii) the variable weighted average price of the common stock of the Company as reported by the OTC Bulletin Board during the three (3) consecutive trading days ending on the date the Company purchases the Cryptek Loan from Wachovia.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 is incorporated herein by reference to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

Item 1.01 is incorporated herein by reference to this Item 3.02. The number of shares of common stock that could be issued under the Notes as of June 23, 2009 is 4,800,000. The number of shares issued is subject to the amount of accrued and unpaid interest under the Notes. The Notes were sold in private placement transactions to investors located outside the United States, which sales were made pursuant to Regulation S under the Securities Act of 1933, as amended. All sales were exempt from registration under such act pursuant to such regulation. There were no underwriting discounts or commissions.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2009	API NANOTRONICS CORP.

	By:	/s/ Claudio Mannarino
Claudio Mannarino
Chief Financial Officer and Vice President of Finance

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